UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

First Eagle Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01642	87-6975595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York		10105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 698-3300

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

August 2026 Distributions

On August 19, 2026, the Fund declared regular distributions for each class of its common shares in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distributions
Class I Common Shares	$0.210	$0.000	$0.210
Class D Common Shares	$0.210	$0.005	$0.205

The distributions for each class of common shares are payable to shareholders of record as of the open of business on August 31, 2026 and will be paid on September 29, 2026.

These distributions will be paid in cash or reinvested in common shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01 Other Events.

July 31, 2026 Net Asset Value per Share

The net asset value (the “NAV”) per share of each class of the Fund as of July 31, 2026, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of July 31, 2026
Class I Common Shares	$23.74
Class D Common Shares	$23.74

As of July 31, 2026, the aggregate NAV of the Fund was $294.9 million, the fair value of its investment portfolio was approximately $553.4 million, its investment portfolio had a weighted average tenor of 3.651, and it had approximately $278.6 million of principal debt outstanding, resulting in a debt-to-equity ratio of 0.94x.

Direct Lending

As of July 31, 2026, the Direct Lending Portfolio had the following characteristics:

As of July 31, 2026
Weighted average yield on debt and income producing investments, at cost[2]	9.53%
Weighted average yield on debt and income producing investments, at fair value[2]	9.58%

1. Weighted average tenor represents the number of years to maturity for each investment, weighted based on the fair value of each respective investment.

2. Computed as (a) the annual stated interest rate or yield plus the annual accretion of discounts or less the annual amortization of premiums, as applicable, on accruing Direct Lending debt investments, divided by (b) total Direct Lending debt investments (at fair value or cost, as applicable). Actual yields earned over the life of each investment could differ materially from the yields presented above.

Shares Outstanding as of July 31, 2026

Shares Outstanding
as of July 31, 2026
Class I Common Shares	12,417,871
Class D Common Shares	4,205

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in common shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of a separate private offering (the “Private Offering”). The following table lists the common shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The table below does not include common shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	8,925	$ 0.2 million
Class S Common Shares	---	---
Class D Common Shares	4,205	$ 0.1 million
Private Offering:
Class I Common Shares	12,471,446	$ 303.8 million
Class S Common Shares	---	---
Class D Common Shares	---	---
Total Offering and Private Offering*	12,484,576	$ 304.1 million

*Amounts may not sum due to rounding.

The information in Item 8.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST EAGLE PRIVATE CREDIT FUND

Date:	August 20, 2026	By:	/s/ Jennifer Wilson
		Name: Title:	Jennifer Wilson Chief Financial Officer and Treasurer